Exhibit 99.1

2009-11

Contact:                R. Scott Amann
Vice President, Investor Relations
(713) 513-3344

CAMERON SECOND QUARTER EARNINGS PER SHARE $0.60, EXCLUDING NET GAIN OF $0.02 PER SHARE

•	Earnings total $0.62 per share, including charge of $0.03 for severance-related costs, gain of $0.05 on tax-related matters
•	Execution, strong margins, lower tax rate contribute to results
•	Backlog remains above $5 billion
•	2009 full-year earnings expectations now $2.15 to $2.25 per share, excluding charges and gains

HOUSTON (August 4, 2009) -- Cameron (NYSE: CAM) reported net income of $138.6 million, or $0.62 per diluted share, for the quarter ended June 30, 2009, compared with net income of $148.8 million, or $0.64 per diluted share, for the second quarter of 2008.  The second quarter 2009 results include a pretax charge of $10.9 million, or $0.03 per diluted share, for severance-related costs and a gain of $0.05 per diluted share related to certain tax matters.  The Company’s results for the second quarter and first half of 2008 have been revised to reflect a new accounting standard, which became effective on January 1, 2009, related to convertible debt.
Total revenues were $1,270.0 million for the quarter, down 14 percent from 2008’s $1,480.6 million.  Earnings before interest, taxes and depreciation, excluding restructuring costs, were $246.4 million, down 4 percent from the $255.5 million of a year ago, while income before income taxes was $173.5 million, down 21 percent from the $218.5 million of a year ago.  Cameron President and Chief Executive Officer Jack B. Moore said that the results reflect solid performances in several areas across the Company.  “Our people continue to execute and perform well in a difficult market,” Moore said.  “The Drilling & Production Systems group (DPS), particularly the Drilling Systems business, recorded a highly profitable mix of revenues, including the delivery of certain projects earlier than originally scheduled.  Our Valves & Measurement group (V&M) and the Compression Systems group saw revenues decline from year-ago levels, but they also did an admirable job of maintaining margins.”  Moore noted that Cameron’s recent reinvestment in upgrading many of its manufacturing facilities is having a meaningful impact on the Company’s financial performance.  “Our efforts to improve efficiency, reduce costs and lower cycle times have allowed us to reinforce our position as a low-cost manufacturer in many of our markets,” he said.  Moore also said that while the Company’s effective tax rate was approximately 20 percent for the quarter as a result of the resolution of various tax uncertainties, Cameron expects a 27 percent tax rate for the foreseeable future due to several changes in the Company’s overseas tax structure.

Orders decline year-over-year, approximate first quarter levels; backlog still exceeds $5 billion
Total orders for the second quarter of 2009 were $902 million, down from $1.8 billion a year ago.  Moore noted that while orders across all business lines are well below year-ago levels, they were down only modestly on a sequential basis.  “Factors affecting orders include the lack of large subsea orders in DPS, continued delays in large project orders in V&M and the impact of weak global economies on Compression Systems’ centrifugal markets,” Moore said.  “We expect the second half of the year to be more active in terms of subsea awards, and we hope to see some pickup in orders in certain valve- and compression-related markets.”  He noted that year-to-date orders totaled approximately $1.9 billion, down from the $3.76 billion of the first half of 2008, and that at June 30, 2009, total backlog was $5.02 billion, down from the first quarter of 2009’s $5.27 billion and the June 30, 2008 level of $5.22 billion.

Capital spending on track
Moore said that Cameron spent approximately $108 million in capital expenditures in the first half, including approximately $49 million related to the Malaysian subsea facility expansion and the new Romanian surface equipment plant.  “We expect to spend another $46 million on the completion of these two projects,” Moore said, “and we anticipate that capital expenditures will total approximately $220 million for the full year 2009.”

NATCO transaction awaiting regulatory approval
Cameron has completed the required regulatory filings related to the previously announced proposed acquisition of NATCO Group Inc., including a Registration Statement on Form S-4 and antitrust filings in the applicable jurisdictions.  Moore said that the closing date of the acquisition will depend on the timing of the receipt of all necessary regulatory approvals from the agencies involved.  He noted that Cameron and NATCO have received a request for additional information from the Department of Justice, and said the companies remain hopeful that the closing could take place by the end of the third quarter or during the fourth quarter.

Balance sheet remains strong
At June 30, 2009, Cameron’s cash and cash equivalents of $1.54 billion exceeded its total debt by approximately $106 million.  Moore noted that Cameron did not repurchase any shares of its common stock during the second quarter, and that there are restrictions on the Company buying its common shares in the market until the NATCO transaction is closed.  “The pending acquisition has not diminished our interest in additional acquisition targets,” Moore said, “and we also expect to be back in the market as an opportunistic buyer of our own stock once we are free of the restrictions.”

Full-year earnings expectations raised
Moore said that Cameron’s third quarter earnings are expected to be in the range of approximately $0.50 to $0.55 per share, and that full-year earnings, excluding severance costs or other charges or gains, are expected to be approximately $2.15 to $2.25 per share, compared with the Company’s previous guidance of $1.85 to $2.00 per share for the year.  Moore also said that these figures assume no impact from the pending acquisition of NATCO.
Cameron (NYSE: CAM) is a leading provider of flow equipment products, systems and services to worldwide oil, gas and process industries.
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Website: www.c-a-m.com

In addition to the historical data contained herein, this document includes forward-looking statements regarding future earnings of the Company (including third quarter and full year 2009 earnings per share estimates), as well as expectations regarding future cash flows and use of funds for capital spending, acquisitions and stock repurchases, made in reliance upon the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  The Company’s actual results may differ materially from those described in forward-looking statements.  Such statements are based on current expectations of the Company’s performance and are subject to a variety of factors, some of which are not under the control of the Company, which can affect the Company’s results of operations, liquidity or financial condition.  Such factors may include overall demand for, and pricing of, the Company’s products; the size and timing of orders; the Company’s ability to successfully execute the large subsea and drilling systems projects it has been awarded; the Company’s ability to convert backlog into revenues on a timely and profitable basis; changes in the price of (and demand for) oil and gas in both domestic and international markets; raw material costs and availability; political and social issues affecting the countries in which the Company does business; fluctuations in currency markets worldwide; and variations in global economic activity.  In particular, current and projected oil and gas prices historically have generally directly affected customers’ spending levels and their related purchases of the Company’s products and services.  Additionally, changes in oil and gas price expectations may impact the Company’s financial results due to changes it may make in its cost structure, staffing or spending levels based on these expectations.  Finally, results could be affected by the following factors related to the proposed acquisition of NATCO:  the ability to satisfy the closing conditions of the transaction, including obtaining regulatory approvals for the transaction and the approval of the merger agreement by the NATCO stockholders; the timing of the satisfaction of the required approvals; the risk that the businesses will not be integrated successfully; the risk that the cost savings and any other synergies from the transaction may not be fully realized or may take longer to realize than expected; disruption from the transaction making it more difficult to maintain relationships with customers, employees or suppliers; the impact of other acquisitions that Cameron or NATCO have made or may make before the transaction; and competition and its effect on pricing.
Because the information herein is based solely on data currently available, it is subject to change as a result of changes in conditions over which the Company has no control or influence, and should not therefore be viewed as assurance regarding the Company’s future performance.  Additionally, the Company is not obligated to make public indication of such changes unless required under applicable disclosure rules and regulations.

Cameron
Unaudited Consolidated Condensed Results of Operations
($ and shares in millions except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2009	2008 (as revised)(1)	2009	2008 (as revised)(1)
Revenues:
Drilling & Production Systems	$862.3	$951.8	$1,667.6	$1,816.6
Valves & Measurement	271.8	366.9	587.9	711.4
Compression Systems	135.9	161.9	271.5	291.9
Total revenues	1,270.0	1,480.6	2,527.0	2,819.9

Costs and Expenses:
Cost of sales (exclusive of depreciation and amortization shown separately below)	840.7	1,063.2	1,684.4	2,028.6
Selling and administrative expenses	182.9	161.8	347.5	319.2
Depreciation and amortization	37.2	31.3	74.0	63.2
Interest income	(1.8)	(6.4)	(4.0)	(12.5)
Interest expense	26.6	12.2	51.1	22.5
Restructuring expense	10.9	−	33.2	−
Total costs and expenses	1,096.5	1,262.1	2,186.2	2,421.0

Income before income taxes	173.5	218.5	340.8	398.9
Income tax provision	(34.9)	(69.7)	(87.6)	(127.1)
Net income	$138.6	$148.8	$253.2	$271.8

Earnings per common share:
Basic	$0.64	$0.69	$1.17	$1.25
Diluted	$0.62	$0.64	$1.15	$1.17

Shares used in computing earnings per common share:
Basic	217.1	216.6	217.0	216.7
Diluted	221.9	233.1	220.9	231.8

EBITDA:
Drilling & Production Systems	$193.1	$169.4	$377.4	$316.1
Valves & Measurement	52.5	78.6	120.7	152.6
Compression Systems	26.2	29.4	46.7	51.7
Corporate and other(2)	(36.3)	(21.9)	(82.9)	(48.3)
Total	$235.5	$255.5	$461.9	$472.1

1
Amounts have been retrospectively revised as a result of the adoption, effective January 1, 2009, of FASB Staff Position APB 14-1, Accounting for Convertible Debt Instruments that may be settled in cash upon conversion (including partial cash settlement).

2	Corporate EBITDA amounts include $10.9 million and $33.2 million of restructuring expense for the three and six month periods ended June 30, 2009.

Cameron
Consolidated Condensed Balance Sheets
($ millions)

	June 30, 2009	December 31, 2008
	(unaudited)
Assets:
Cash and cash equivalents	$1,537.7	$1,621.0
Receivables, net	895.4	950.4
Inventories, net	1,677.8	1,336.9
Other	214.7	148.1
Total current assets	4,325.6	4,056.4

Plant and equipment, net	1,008.6	931.7
Goodwill	727.2	709.2
Other assets	206.2	205.1
Total Assets	$6,267.6	$5,902.4

Liabilities and Stockholders’ Equity:
Current portion of long-term debt	$205.7	$161.3
Accounts payable and accrued liabilities	1,849.2	1,854.4
Accrued income taxes	76.3	95.5
Total current liabilities	2,131.2	2,111.2

Long-term debt	1,225.9	1,218.6
Deferred income taxes	108.4	99.2
Other long-term liabilities	110.3	128.9
Total liabilities	3,575.8	3,557.9

Stockholders’ Equity:
Common stock, par value $.01 per share, 400,000,000 shares authorized, 236,316,946 shares issued at June 30, 2009 (236,316,873 shares issued at December 31, 2008)	2.4	2.4
Capital in excess of par value	1,263.2	1,254.5
Retained earnings	2,063.1	1,809.9
Accumulated other elements of comprehensive income	(6.8)	(84.2)
Less: Treasury stock, 19,051,961 shares at June 30, 2009 (19,424,120 shares at December 31, 2008)	(630.1)	(638.1)
Total stockholders’ equity	2,691.8	2,344.5

Total Liabilities and Stockholders’ Equity	$6,267.6	$5,902.4

Cameron
Unaudited Consolidated Condensed Statements of Cash Flows
($ millions)

	Three Months Ended June 30,		Six Months Ended June 30,
	2009	2008(1)	2009	2008(1)
Cash flows from operating activities:
Net income	$138.6	$148.8	$253.2	$271.8
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	27.5	24.2	54.0	47.5
Amortization	9.7	7.1	20.0	15.7
Non-cash stock compensation expense	8.2	6.0	15.9	16.0
Tax benefit of employee stock compensation plan transactions and deferred income taxes	(10.2)	1.4	(7.4)	(1.3)
Changes in assets and liabilities, net of translation, acquisitions and non-cash items:
Receivables	85.4	(81.8)	83.0	(143.0)
Inventories	(105.3)	24.4	(293.1)	(18.6)
Accounts payable and accrued liabilities	(6.9)	60.1	(68.1)	29.4
Other assets and liabilities, net	(9.5)	14.8	(48.3)	31.9
Net cash provided by operating activities	137.5	205.0	9.2	249.4

Cash flows from investing activities:
Capital expenditures	(58.8)	(50.9)	(107.8)	(96.0)
Acquisitions, net of cash acquired	(23.2)	−	(23.2)	(57.5)
Proceeds from sale of plant and equipment	1.2	0.6	2.7	0.9
Net cash used for investing activities	(80.8)	(50.3)	(128.3)	(152.6)

Cash flows from financing activities:
Short-term loan borrowings (repayments), net	12.1	(90.2)	35.1	80.3
Issuance of long-term senior notes	−	747.9	−	747.9
Debt issuance costs	−	(5.5)	−	(5.5)
Purchase of treasury stock	−	(34.1)	(7.1)	(154.5)
Proceeds from stock option exercises, net of tax payments from stock compensation plan transactions	4.6	9.2	3.5	10.1
Excess tax benefits from employee stock compensation plan transactions	0.4	7.6	2.2	14.4
Principal payments on capital leases	(1.6)	(1.6)	(3.6)	(3.3)
Net cash provided by financing activities	15.5	633.3	30.1	689.4

Effect of translation on cash	23.5	1.7	5.6	8.0

Increase (decrease) in cash and cash equivalents	95.7	789.7	(83.4)	794.2

Cash and cash equivalents, beginning of period	1,442.0	744.4	1,621.0	739.9

Cash and cash equivalents, end of period	$1,537.7	$1,534.1	$1,537.7	$1,534.1

1
Amounts have been retrospectively revised as a result of the adoption, effective January 1, 2009, of FASB Staff Position APB 14-1, Accounting for Convertible Debt Instruments that may be settled in cash upon conversion (including partial cash settlement).

Cameron
Orders and Backlog
($ millions)

Orders

	Three Months Ended June 30,		Six Months Ended June 30,
	2009	2008	2009	2008

Drilling & Production Systems	$597.5	$1,165.9	$1,224.4	$2,565.6
Valves & Measurement	194.1	418.6	427.3	785.1
Compression Systems	110.2	217.3	233.4	405.6
Total	$901.8	$1,801.8	$1,885.1	$3,756.3

Backlog

	June 30, 2009	December 31, 2008	June 30, 2008

Drilling & Production Systems	$4,035.7	$4,416.8	$3,960.9
Valves & Measurement	579.6	749.2	768.5
Compression Systems	401.0	440.5	488.1
Total	$5,016.3	$5,606.5	$5,217.5

Cameron
Reconciliation of GAAP to Non-GAAP Financial Information
($ millions)

	Three Months Ended June 30, 2009
	Drilling & Production Systems	Valves & Measurement	Compression Systems	Corporate	Total

Income (loss) before income taxes	$172.7	$43.8	$22.0	$(65.0)	$173.5
Depreciation & amortization	20.4	8.7	4.2	3.9	37.2
Interest income	−	−	−	(1.8)	(1.8)
Interest expense	−	−	−	26.6	26.6

EBITDA	$193.1	$52.5	$26.2	$(36.3)	$235.5

	Three Months Ended June 30, 2008
	Drilling & Production Systems	Valves & Measurement	Compression Systems	Corporate	Total
Income (loss) before income taxes	$153.2	$70.8	$25.7	$(31.3)	$218.4
Depreciation & amortization	16.2	7.8	3.7	3.6	31.3
Interest income	—	—	—	(6.4)	(6.4)
Interest expense	—	—	—	12.2	12.2

EBITDA	$169.4	$78.6	$29.4	$(21.9)	$255.5

Cameron
Reconciliation of GAAP to Non-GAAP Financial Information
($ millions)

	Six Months Ended June 30, 2009
	Drilling & Production Systems	Valves & Measurement	Compression Systems	Corporate	Total

Income (loss) before income taxes	$336.9	$103.5	$38.3	$(137.9)	$340.8
Depreciation & amortization	40.5	17.2	8.4	7.9	74.0
Interest income	−	−	−	(4.0)	(4.0)
Interest expense	−	−	−	51.1	51.1

EBITDA	$377.4	$120.7	$46.7	$(82.9)	$461.9

	Six Months Ended June 30, 2008
	Drilling & Production Systems	Valves & Measurement	Compression Systems	Corporate	Total

Income (loss) before income taxes	$282.2	$137.0	$44.4	$(64.7)	$398.9
Depreciation & amortization	33.9	15.6	7.3	6.4	63.2
Interest income	—	—	—	(12.5)	(12.5)
Interest expense	—	—	—	22.5	22.5

EBITDA	$316.1	$152.6	$51.7	$(48.3)	$472.1